Exhibit 99.1

For more information, contact:
Robert D. Sznewajs
President & CEO
(503) 598-3243

Anders Giltvedt
Executive Vice President & CFO
(503) 598-3250

WEST COAST BANCORP REPORTS FOURTH QUARTER AND FULL YEAR 2005
EARNINGS

•	DILUTED EARNINGS PER SHARE OF $.42, INCREASED 11% OVER FOURTH QUARTER 2004

•	RETURN ON AVERAGE EQUITY OF 16.5% IN THE FOURTH QUARTER OF 2005

•	SINCE 4TH QUARTER 2004:

»	AVERAGE TOTAL LOANS AND DEPOSITS INCREASED 11% AND 12%, RESPECTIVELY

»	16% GROWTH IN AVERAGE NON-INTEREST BEARING DEMAND DEPOSITS

»	TOTAL NON-INTEREST INCOME INCREASED NEARLY 20%

Lake Oswego, OR – January 17, 2006 – West Coast Bancorp (NASDAQ: WCBO) today announced quarterly earnings of $6.5 million or $0.42 per diluted share for the fourth quarter of 2005, compared to fourth quarter 2004 earnings of $5.8 million or $.38 per diluted share, representing an 11% increase in diluted earnings per share.

	Three months ended December 31,		Twelve months ended December 31,
	GAAP		Core*	GAAP
($'s in 000's except per share data)	2005	2004	2005	2005	2004
Diluted Earnings Per Share	$.42	$.38	$1.59	$1.55	$1.42
Return On Average Equity	16.5%	15.9%	16.1%	15.8%	15.5%
Total Period End Loans				$1,554,454	$1,427,994
Total Period End Deposits				$1,649,462	$1,472,709

*Core earnings for the year ended December 31, 2005, and numbers derived using core earnings for the year, including core earnings per diluted share, core return on average equity, and core four-year compound annual growth rate, are non-GAAP(Generally Accepted Accounting Principles)financial measures derived by adjusting the Company’s GAAP earnings (I) for the beneficial impact of the third quarter 2005 State of Oregon corporate income tax credit of approximately $.3 million or $.02 per diluted share and (II) for the negative impact of a first quarter impairment charge of approximately $.8 million or $.05 per diluted share. Management uses this non-GAAP information internally and has disclosed it to investors based on its belief that the information provides additional, valuable information relating to its core operating performance as compared to prior periods.

“With solid revenue growth, the Company’s return on average equity improved to 16.5% in the fourth quarter of 2005, while earnings per fully diluted share were .42, representing 11% growth over the same period a year ago,” said Robert D. Sznewajs, President & CEO. “Continued growth in the company’s real estate construction and home equity loan portfolios combined with excellent growth in demand deposits contributed to a strong net interest margin for the quarter of 5.12%,” Sznewajs continued.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2005 EARNINGS
January 17, 2006

West Coast Bancorp also announced 2005 core earnings of $24.4 million or $1.59per diluted share for the year compared to earnings of $22.0 million or $1.42 per diluted share in 2004. Sznewajs also noted, “The company is very proud of the team’s sustained, strong performance. The 2005 results represent a four-year compounded annual growth rate in core earnings per share of 13.2%.” GAAP earnings per diluted share increased from $1.42 in 2004 to $1.55 per diluted share for 2005.

The following table reconciles GAAP net income to core earnings, including per-share figures:

	Twelve months ended Dec. 31,
(Dollars in thousands, except per share data)	2005	2004
Net income	$23,840	$22,008
Add back: Impairment charge on securities,
net of tax	803	—
Subtract: Impact of State corporate income tax credit	(274)	—

Core earnings	$24,369	$22,008

Diluted Earnings per Share
GAAP earnings	$1.55	$1.42
Core earnings	$1.59	$1.42

Twelve months ended Dec. 31,
2001
Diluted earnings per share	$0.90
Add back: Kiting charge net of tax	0.07

Core diluted earnings per share	$0.97

Four-year compound annual growth rate
GAAP rate	15.3%
Core rate	13.2%

Financial Results:

For the quarter ended December 31, 2005, net interest income was $23.4 million, increasing $3.9 million or 20% from the same quarter in 2004. As noted, the year over year growth in fourth quarter average loan and deposit balances was 11% and 12%, respectively. Average non-interest bearing deposits led the way increasing $63 million or 16% from the same period a year ago and represented 28% of total average deposits. The combination of the increase in average demand deposits and the higher value of those deposits in the higher interest rate environment accounted for approximately half of the 41 basis points interest rate margin improvement in the fourth quarter of 2005 from the same quarter a year ago.

Fourth quarter 2005 total non-interest income of $6.6 million grew 19% or $1.1 million from the fourth quarter 2004. Deposit service charge and payment system related revenues, primarily from interchange income and merchant services revenues, experienced increases of over 30% each and $.9 million combined compared to the same quarter 2004. Trust and investment revenue growth was 19% or $.2 million. Gain on sales of loans declined by nearly a third or $.3 million primarily due to lower gains on sales of Small Business Administration loans in the most recent quarter.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2005 EARNINGS
January 17, 2006

Total non-interest expense increased $2.8 million or 17% in the fourth quarter of 2005 from the same quarter in 2004. Personnel expenses grew 10% or $.9 million with a majority of the increase resulting from higher performance-based variable compensation and the addition of new team members over the last year. Compared to fourth quarter 2004, marketing expense increased $.6 million due to higher direct mailing costs, while occupancy cost was up $.3 million or 22%, related mainly to higher rent and depreciation expense on low income housing investment tax credits. Associated with a $1.0 million expense for a legal matter, other non-interest expense increased $.9 million from the same quarter of 2004.

Primarily due to loan growth, the provision for loan losses was $.95 million in the fourth quarter 2005, an increase of $.8 million over the same quarter last year.

Annualized loan net charge-offs were low at 0.05% of average loans in the fourth quarter 2005, compared to .17% in the same quarter a year ago. Non-performing assets at December 31, 2005, declined to $1.1 million or 0.05% of total assets from $2.2 million or 0.12% a year ago.

During the fourth quarter of 2005, consistent with its capital plan, the Company repurchased approximately 103,000 shares at an average cost of $25.78 per share. At December 31, 2005, approximately 352,000 shares remained available for future repurchases under the Company’s share repurchase program.

Other:

The Company will hold a Webcast conference call Wednesday, January 18th, at 8:30 a.m. Pacific Time, during which the Company will discuss fourth quarter 2005 results, review its strategic progress, and provide management’s current expectations for 2006.

To access the conference call via a live Webcast, go to www.wcb.com and click on Investor Relations/Conference Call/West Coast Bancorp Webcast. The conference call may also be accessed by dialing 877-604-2074 a few minutes prior to 8:30 a.m. PDT. The call will be available for replay by accessing the Company’s website at www.wcb.com and clicking on Investor Relations/Conference Call/Archived Conference Call (Replay).

West Coast Bancorp is a Northwest bank holding company with $2 billion in assets, operating 52 offices in Oregon and Washington. West Coast Bancorp, the parent company of West Coast Bank and West Coast Trust, is headquartered in Oregon. West Coast Bank serves clients who seek the resources, sophisticated products and expertise of larger financial institutions, along with the local decision making, market knowledge, and customer service orientation of a community bank. The Company offers a broad range of banking, investment, fiduciary and trust services. For more information, please visit the Company web site at www.wcb.com.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2005 EARNINGS
January 17, 2006

Forward Looking Statements:

Statements in this release regarding future events, performance or results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA. Actual results could be quite different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ from forward-looking statements include, among others: general economic and banking business conditions; evolving banking industry standards; competitive factors, including pricing pressures on Bancorp’s yields on loans and rates paid on deposits; changing customer investment, deposit and borrowing behaviors; changing interest rate environments, including the shape and the level of the yield curve, all of which could decrease net interest income and fee income, including reducing gains on sales of loans; vendor service quality; changes in laws and other legal developments; changes in government funding of Small Business Administration (“SBA”) loans; and changes in technology or required investments in technology.

Furthermore, the forward-looking statements are subject to risks related to the Company’s ability to: attract and retain lending officers and other key personnel; close loans in the pipeline; generate loan and deposit balances at projected spreads; maintain asset quality; control the level of net charge-offs; sustain fee income generation; retain customers of greatest value; create revenue growth from investments in new team members and branches, control expenses; monitor and manage the Company’s internal control environments, including disclosure and financial reporting controls, and other matters.

Readers are cautioned not to place undue reliance on the forward-looking statements which reflect management’s analysis only as of the date of the statements. Readers should carefully review the disclosures we file from time to time with the Securities and Exchange Commission. Bancorp undertakes no obligation to publicly review or update forward-looking statements to reflect events or circumstances that arise after the date of this report.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2005 EARNINGS
January 17, 2006

	West Coast Bancorp Consolidated Income Statements
	Three months ended			Twelve months ended
(Unaudited)	December 31,		Sept. 30,	December 31,
(Dollars and shares in thousands)	2005	2004	2005	2005	2004
Net interest income
Interest and fees on loans	$28,018	$21,710	$26,264	$101,419	$79,903
Interest on investment securities	3,029	2,926	2,596	10,920	12,889
Other interest income	263	75	298	652	196

Total interest income	31,310	24,711	29,158	112,991	92,988
Interest expense on deposit accounts	6,566	3,093	5,574	20,497	11,214
Interest on borrowings including subordinated debentures	1,357	2,136	1,312	5,933	6,901

Total interest expense	7,923	5,229	6,886	26,430	18,115

Net interest income	23,387	19,482	22,272	86,561	74,873
Provision for loan loss	950	135	400	2,175	2,260
Non-interest income
Service charges on deposit accounts	2,459	1,861	2,316	8,686	7,474
Payment systems related revenue	1,352	1,030	1,282	4,900	3,878
Trust and investment services revenues	1,424	1,198	1,359	5,151	4,558
Gains on sales of loans	628	913	741	3,046	3,906
Other	706	595	764	3,348	2,667
Loss on impairment of securities	—	—	—	(1,316)	—
Losses on sales of securities	—	(95)	(343)	(716)	(20)

Total non-interest income	6,569	5,502	6,119	23,099	22,463
Non-interest expense
Salaries and employee benefits	10,247	9,352	10,703	40,606	36,297
Equipment	1,317	1,314	1,226	4,837	4,917
Occupancy	1,667	1,368	1,530	6,267	5,722
Payment systems related expense	515	398	428	1,739	1,449
Professional fees	801	883	523	2,984	2,314
Postage, printing and office supplies	785	667	713	2,833	2,616
Marketing	1,202	638	998	3,830	2,402
Communications	310	314	300	1,210	1,182
Other non-interest expense	2,717	1,806	2,013	8,328	6,472

Total non-interest expense	19,561	16,740	18,434	72,634	63,371

Income before income taxes	9,445	8,109	9,557	34,851	31,705
Provision for income taxes	2,983	2,266	2,844	11,011	9,697

Net income	$6,462	$5,843	$6,713	$23,840	$22,008

Basic earnings per share	$0.44	$0.40	$0.46	$1.63	$1.48
Diluted earnings per share	$0.42	$0.38	$0.44	$1.55	$1.42
Weighted average common shares	14,607	14,768	14,660	14,658	14,849
Weighted average diluted shares	15,299	15,476	15,370	15,344	15,526
Tax equivalent net interest income	$23,758	$19,887	$22,634	$88,026	$76,526

WEST COAST BANCORP REPORTS FOURTH QUARTER 2005 EARNINGS
January 17, 2006

	West Coast Bancorp Consolidated Balance Sheets
(Dollars and shares in thousands, unaudited)	Dec. 31, 2005	Dec. 31, 2004	Sept. 30, 2005
Assets:
Cash and cash equivalents	$88,369	$40,854	$78,539
Investments	292,664	266,262	274,344
Total loans	1,554,454	1,427,994	1,516,740
Allowance for loan losses	(20,469)	(18,971)	(19,728)

Loans, net	1,533,985	1,409,023	1,497,012
Other assets	82,120	74,780	83,550

Total assets	$1,997,138	$1,790,919	$1,933,445

Liabilities and Stockholders' Equity:
Demand	$456,760	$391,746	$459,831
Savings and interest bearing demand	827,909	738,402	821,042
Certificates of deposits	364,793	342,561	363,249

Total deposits	1,649,462	1,472,709	1,644,122
Borrowings and subordinated debentures	170,450	153,282	114,300
Other liabilities	20,103	17,074	20,066

Total liabilities	1,840,015	1,643,065	1,778,488
Stockholders' equity	157,123	147,854	154,957

Total liabilities and stockholders' equity	$1,997,138	$1,790,919	$1,933,445

Common shares outstanding period end	14,692	14,872	14,761
Book value per common share	$10.69	$9.94	$10.50
Tangible book value per common share	$10.68	$9.91	$10.48

	West Coast Bancorp Period End Loan Portfolio By Category
(Dollars in thousands, unaudited)	Dec. 31, 2005	Dec. 31, 2004	Change Amount	%	Sept. 30, 2005
Commercial loans	$364,604	$357,776	$6,828	2%	$374,054
Real estate construction loans	210,828	116,974	93,854	80%	187,779
Real estate mortgage loans	242,015	212,959	29,056	14%	218,511
Real estate commercial loans	709,176	704,390	4,786	1%	707,032
Installment and other consumer loans	27,831	35,895	(8,064)	-22%	29,364

Total loans	$1,554,454	$1,427,994	$126,460	9%	$1,516,740

(Reconciliation to GAAP financial measures)*
Total loans excluding real estate commercial loans	$845,278	$723,604	$121,674	17%	$809,708
Real estate commercial loans	709,176	704,390	4,786	1%	707,032

Total loans	$1,554,454	$1,427,994	$126,460	9%	$1,516,740

*Management uses this non-GAAP information internally, and has disclosed it to investors, based on its belief that the information provides additional, valuable information relating to its operating results in light of its business strategies.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2005 EARNINGS
January 17, 2006

	West Coast Bancorp Financial Information
(Dollars in thousands except for per share data, unaudited) (all rates have been annualized where appropriate)	Fourth Quarter 2005	Fourth Quarter 2004	Third Quarter 2005	Year to date 2005	Year to date 2004
PERFORMANCE RATIOS
- Return on average assets	1.31%	1.31%	1.41%	1.28%	1.28%
- Return on average common equity	16.49%	15.90%	17.40%	15.76%	15.45%
- Non-interest income to average assets	1.34%	1.23%	1.29%	1.24%	1.31%
- Non-interest expense to average assets	3.98%	3.75%	3.88%	3.88%	3.69%
- Efficiency ratio, tax equivalent	64.5%	65.7%	63.4%	64.2%	64.0%
NET INTEREST MARGIN
- Yield on interest-earning assets	6.83%	5.95%	6.59%	6.49%	5.84%
- Rate on interest-bearing liabilities	2.38%	1.71%	2.14%	2.06%	1.50%
- Net interest spread	4.45%	4.24%	4.45%	4.43%	4.34%
- Net interest margin	5.12%	4.71%	5.05%	4.99%	4.72%
AVERAGE ASSETS
- Investment securities	$279,625	$283,748	$247,101	$262,134	$302,200
- Commercial loans	$361,158	$321,152	$361,771	$360,898	$277,882
- Real estate construction loans	202,030	112,230	169,914	157,785	117,413
- Real estate mortgage loans	225,543	210,072	220,372	219,422	196,698
- Real estate commercial loans	713,634	695,326	709,822	710,119	672,295
- Installment and other consumer loans	28,551	36,637	29,854	31,708	37,159

- Total loans	$1,530,916	$1,375,417	$1,491,733	$1,479,932	$1,301,447
- Total interest earning assets	$1,840,939	$1,679,300	$1,777,423	$1,764,209	$1,621,683
- Other assets	110,692	98,445	108,797	105,551	95,999

- Total assets	$1,951,631	$1,777,745	$1,886,220	$1,869,760	$1,717,682
AVERAGE LIABILITIES & EQUITY
- Demand deposits	$459,201	$396,102	$442,922	$421,766	$351,432
- Interest bearing demand,
savings, and money market	842,663	745,705	790,375	789,054	737,409
- Certificates of deposits	360,717	343,068	373,197	362,035	336,623

- Total deposits	$1,662,581	$1,484,875	$1,606,494	$1,572,855	$1,425,464
- Borrowings and subordinated debentures	$116,020	$130,244	$112,777	$130,352	$136,259
- Total interest bearing liabilities	$1,319,400	$1,219,017	$1,276,349	$1,281,441	$1,210,290
- Other liabilities	476,809	412,484	456,816	437,056	364,965

- Total liabilities	$1,796,209	$1,631,501	$1,733,165	$1,718,497	$1,575,255
- Average common equity	155,422	146,244	153,055	151,263	142,427

- Total average liabilities and common equity	$1,951,631	$1,777,745	$1,886,220	$1,869,760	$1,717,682
AVERAGE ASSET/LIABILITY RATIOS
- Average stockholders' equity to average assets	7.96%	8.23%	8.11%	8.09%	8.29%
- Average int. earning assets to int. bearing liabilities	139.5%	137.8%	139.3%	137.7%	134.0%
- Average loans to average assets	78.4%	77.4%	79.1%	79.2%	75.8%
- Interest bearing deposits to assets	61.7%	61.2%	61.7%	61.6%	62.5%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2005 EARNINGS
January 17, 2006

	West Coast Bancorp Allowance For Loan Losses and Net Charge-offs
(Dollars in thousands, unaudited)	Quarter ended Dec. 31, 2005	Quarter ended Dec. 31, 2004	Quarter ended Sept. 30, 2005
Allowance for loan losses, beginning of period	$$19,728	$19,421	$19,897
Provision for loan loss	950	135	400
Charge-offs	412	784	823
Recoveries	203	199	254

Net (recoveries) charge-offs	209	585	569

Total allowance for loan losses	$20,469	$18,971	$19,728

Net loan charge-offs to average loans (annualized)	0.05%	0.17%	0.15%

(Dollars in thousands, unaudited)	Full year Dec. 31, 2005	Full year Dec. 31, 2004
Allowance for loan losses, beginning of performing loans	18,971	$18,131
Provision for loan loss	2,175	2,260
Charge-offs	1,624	2,374
Recoveries	947	954

Net Charge-offs	677	1,420

Total allowance for loan losses	$20,469	$18,971

Net loan charge-offs to average loans (annualized)	0.05%	0.11%

	West Coast Bancorp Non-performing Assets
(Dollars in thousands, unaudited)	Dec. 31, 2005	Dec. 31, 2004	Sept. 30, 2005
Non-accruing loans	$1,088	$1,803	$1,568
90 day delinquencies	—	—	—

Total non-performing loans	1,088	1,803	1,568
Other real estate owned	—	384	98

Total non-performing assets	$1,088	$2,187	$1,666

Allowance for loan losses to total loans	1.32%	1.33%	1.30%
Non-performing loans to total loans	0.07%	0.13%	0.10%
Allowance for loan losses to non-performing loans	1882%	1052%	1258%
Non-performing assets to total assets	0.05%	0.12%	0.09%
Allowance for loan losses to non-performing assets	1882%	867%	1184%